UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2013

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Mississippi (State or other jurisdiction of incorporation)	0-13089 (Commission File Number)	64-0693170 (I.R.S. Employer Identification No.)

One Hancock Plaza 2510 14th Street Gulfport, Mississippi (Address of principal executive offices)	39501 (Zip Code)

(228) 868-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Hancock Holding Company (the “Company”) held its 2013 annual meeting of shareholders (the “Annual Meeting”) on April 12, 2013 in Gulfport, Mississippi. As of February 28, 2013, the record date for the meeting, the Company had 86,595,114 shares of common stock outstanding and entitled to vote. Of that number, 76,753,847 shares were represented in person or by proxy at the Annual Meeting. The Company’s shareholders voted on the following three proposals at the Annual Meeting, casting their votes as described below.

Proposal 1: Election of Directors

Each of the individuals listed below was elected at the Annual Meeting to serve a three-year term on the Company’s Board of Directors expiring in 2016, as indicated below.

Nominees for a Three-Year Term	Votes For	Votes Withheld	Broker Non-votes
James B. Estabrook, Jr.	66,930,158	858,914	8,964,775
Hardy B. Fowler	67,076,353	712,719	8,964,775
Randall W. Hanna	67,048,493	740,578	8,964,775
Eric J. Nickelsen	67,139,087	649,984	8,964,775
Robert W. Roseberry	66,963,893	825,178	8,964,776
Anthony J. Topazi	65,769,611	2,019,461	8,964,775

Proposal 2: Advisory Vote on Compensation of Named Executive Officers

Proposal 2 was an advisory vote on compensation of named executive officers as disclosed in the proxy materials for the Annual Meeting. This advisory vote was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
64,665,661	2,761,981	361,420	8,964,784

Proposal 3: Ratification of the Appointment of Auditors

Proposal 3 was a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the books of the Company and its subsidiaries for 2013. This proposal was approved.

Votes For	Votes Against	Abstentions
76,533,522	66,625	153,698

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK HOLDING COMPANY

April 15, 2013	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer